Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated August 16, 2024, with respect to the consolidated financial statements of Sunergy Renewables, LLC contained in the Current Report on Form 8-K/A, filed on August 19, 2024, for the year ended December 31, 2023, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Kansas City, Missouri

September 3, 2024